UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008 (April 4, 2008)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction   of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

                On March 31, 2008, the Board of Trustees of HRPT Properties Trust, or the Company, adopted amendments to Section 2.3 (relating to special meetings), Section 2.15 (relating to nominations and proposals to be considered at meeting of shareholders) and Sections 3.2 — 3.3 (relating to trustees) of the Company’s bylaws effective March 31, 2008, to, among other things, (1) require certain documentation in connection with shareholder nominations and proposals;  (2) require shareholders to provide additional information in the shareholders’ notice concerning hedging/derivative transactions and (3) clarify deadlines for submitting shareholder proposals.  The above description of the amendments to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws of the Company, as amended and in effect on March 31, 2008.  A composite copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The Company hereby files the following exhibits:

3.1	Composite copy of the Company’s Amended and Restated Bylaws, as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Dated: April 4, 2008